UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2018

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425
Houston, Texas 77002

(Address of Principal Executive Offices)(Zip Code)

713-222-6966

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2018, the Board of Directors of Houston American Energy Corp. (the “Company”) terminated John P. Boylan as Chairman, Chief Executive Officer and President.

Effective June 5, 2015, Stephen Hartzell, lead independent director of the Company, was named interim Chairman of the Board of the Company and James Schoonover, a director of the Company, was named interim Chief Executive Officer of the Company.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 5, 2018, Houston American Energy Corp. (the “Company”) held its Annual Meeting of shareholders. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Proxy Statement, are as follows:

Proposal 1. The nominee for election as Class B Director was elected to serve until the 2021 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the director was as follows:

DIRECTOR:	FOR	WITHHELD	ABSTENTIONS AND BROKER NON-VOTE

John P. Boylan	12,062,813	710,468	55,098,020

Proposal 2. The appointment of GBH CPAs, P.C. as the Company’s independent registered public accounting firm for fiscal 2018 was ratified by the stockholders by the votes set forth in the table below:

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
43,713,722	1,298,751	22,858,828

Proposal 3. The compensation of the named executive officers as disclosed in the Company’s Proxy Statement was approved on an advisory basis by the votes set forth in the table below:

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
8,511,263	1,871,430	57,488,608

Item 7.01.	Regulation FD Disclosure.

On June 7, 2018, the Company issued a press release, a copy of which is attached as Exhibit 99.1, announcing the termination of Mr. Boylan as Chairman, CEO and President and appointment of Mr. Hartzell as Interim Chairman and Mr. Schoonover as Interim CEO.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated June 7, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: June 7, 2018
	By:	/s/ James Schoonover
James Schoonover
Interim Chief Executive Officer

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